Exhibit 99.1

September 26, 2024

RAVE Restaurant Group, Inc. Reports Fourth Quarter and Year End Financial Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the fourth quarter and fiscal year ended June 30, 2024.

Fourth Quarter Highlights:

•	The Company recorded net income of $0.9 million for the fourth quarter of fiscal 2024 compared to net income of $0.6 million for the same period of the prior year.

•	Income before taxes increased by $0.4 million to $1.2 million for the fourth quarter of fiscal 2024 compared to the same period of the prior year.

•	Total revenue increased by $0.3 million to $3.4 million for the fourth quarter of fiscal 2024 compared to the same period of the prior year.

•	Adjusted EBITDA increased by $0.2 million to $1.2 million for the fourth quarter of fiscal 2024 compared to the same period of the prior year.

•	On a fully diluted basis, net income increased by $0.02 to $0.06 per share for the fourth quarter of fiscal 2024 compared to the same period of the prior year.

•	Pizza Inn domestic comparable store retail sales decreased 1.5% in the fourth quarter of fiscal 2024 compared to the same period of the prior year.

•	Pie Five domestic comparable store retail sales decreased 10.6% in the fourth quarter of fiscal 2024 compared to the same period of the prior year.

•	Cash and cash equivalents were $2.9 million on June 30, 2024.

•	Short term investments were $4.9 million on June 30, 2024.

•	Pizza Inn domestic unit count finished the quarter at 105.

•	Pizza Inn international unit count finished the quarter at 24.

•	Pie Five domestic unit count finished the quarter at 20.

Annual Highlights:

•	Net income increased by $0.9 million to $2.5 million in fiscal 2024 compared to net income of $1.6 million for fiscal 2023.

•	Income before taxes increased by $0.9 million to $3.1 million in fiscal 2024 compared to $2.2 million in fiscal 2023.

•	Total revenue increased by $0.3 million during fiscal 2024 to $12.2 million at June 30, 2024.

•	Adjusted EBITDA of $3.2 million for fiscal 2024 was a $0.5 million increase from the prior year.

•	On a fully diluted basis, the Company reported net income of $0.17 per share in fiscal 2024 compared to $0.10 per share in the prior year.

•	RAVE total domestic comparable store retail sales increased 1.4% for the year ended June 30, 2024 compared to the same period of the prior year.

•	Pizza Inn domestic comparable store retail sales increased 2.3% for the year ended June 30, 2024 compared to the same period of the prior year.

•	Pie Five domestic comparable store retail sales decreased 3.7% for the year ended June 30, 2024 compared to the same period of the prior year.

•
Fiscal years 2024 and 2023 included 53 weeks and 52 weeks, respectively. In order to reflect comparable 53-week periods, the first week of fiscal 2024 has been included in both periods in the presentation of retail sales, average units open and comparable store retail sales.

•	Cash provided by operating activities increased by $0.1 million to $2.7 million in fiscal 2024 compared to $2.6 million in fiscal 2023.

•	Cash and cash equivalents and short term investments increased $2.5 million during fiscal 2024 to $7.8 million at June 30, 2024.

“We have wrapped up the year by hitting our 17th consecutive quarter of profitability – and what a great year it was,” said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc. "I could not be happier with the quality, dedication, and results of our new executive team which is now fully entrenched and driving initiatives that will position us well for the future, and at a reduced G&A expense.”

“Growing the Pizza Inn brand is a priority for the team, and three key growth initiatives made significant advancements in Q4 that will positively impact future sales,” continued Solano. “On reimages, we now have five stores completed, another three in progress, and expect to have over 25% of our buffet restaurants reimaged by the end of our fiscal year 2025. New restaurant openings continue to be a key focus. Fiscal year 2024 was the third consecutive year of increasing buffet restaurant count, and we have an additional 21 domestic sites contracted for development, with development agreements for nine new stores being signed since Q3. We successfully rolled out a new online ordering platform in Q4 that will greatly increase our digital business as fewer orders are now being dropped during the online ordering process, and orders from third party delivery sites are now being integrated into our point-of-sale system.”

“We are proud of our fiscal year 2024 performance. Both revenue and profit increased from fiscal year 2024, with profit before tax increasing an impressive 43.7%," said Solano. “Our financial performance is a testament to the dedication of our team and the effectiveness of our financial strategies, positioning us for sustained growth and shareholder value."

Chief Financial Officer Jay Rooney added, “Fiscal year 2024 has been outstanding with an impressive 70% year over year increase in diluted Earnings per Share. The $3.1 million in profit before tax has not only driven current-year profits but has helped build an outstanding balance sheet with an $7.8 million cash and short-term investment balance and no debt. We are very well-positioned for the future.”

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss on sale of assets, costs related to impairment and other lease charges, franchise default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, the effectiveness of our cost cutting measures, the timing to complete as well as the continued returns on our reimaging initiatives, the strength of our development pipeline, as well as future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

###

About RAVE Restaurant Group, Inc.
Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] has inspired restaurant innovation and countless customer smiles with its trailblazing pizza concepts. The Company franchises, licenses and supplies Pie Five and Pizza Inn restaurants operating domestically and internationally. The Pizza Inn experience is unlike your typical buffet. Since 1958, Pizza Inn's house-made dough, house-shredded 100% whole milk mozzarella cheese, fresh ingredients and house-made signature sauce combined with friendly service solidified the brand to become America's favorite hometown pizza place. This, in addition to its small-town vibe, are the hallmarks of Pizza Inn restaurants. In 2011, RAVE introduced Pie Five Pizza, pioneering a fast-casual pizza brand that transformed the classic pizzeria into a concept offering personalization, sophisticated ingredients and speed. Pie Five's craft pizzas are baked fresh daily and feature house-made ingredients, creative recipes and craveable crust creations. For more information, visit www.raverg.com, and follow on Instagram @pizzainn and @piefivepizza.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share amounts)
(Unaudited)

	Fiscal Year Ended
	June 30, 2024	June 25, 2023

REVENUES	$12,150	$11,889

COSTS AND EXPENSES
General and administrative expenses	5,267	5,490
Franchise expenses	3,656	3,956
Impairment of long-lived assets and other lease charges	—	5
Provision for credit losses	69	73
Interest (income) expense	(153)	1
Depreciation and amortization expense	219	214
Total costs and expenses	9,058	9,739

INCOME BEFORE TAXES	3,092	2,150
Income tax expense	(619)	(537)
NET INCOME	$2,473	$1,613

INCOME PER SHARE OF COMMON STOCK - BASIC	$0.17	$0.11

INCOME PER SHARE OF COMMON STOCK - DILUTED	$0.17	$0.10

Weighted average common shares outstanding - basic	14,446	15,323

Weighted average common shares outstanding - diluted	14,630	15,911

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	June 30, 2024	June 25, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,886	$5,328
Short term investments	4,945	—
Accounts receivable, less allowance for credit losses of $57 and $58, respectively	1,411	1,145
Notes receivable, current	68	105
Assets held for sale	33	19
Deferred contract charges, current	26	33
Prepaid expenses and other current assets	167	204
Total current assets	9,536	6,834

LONG-TERM ASSETS
Property and equipment, net	182	258
Operating lease right of use assets, net	817	1,227
Intangible assets definite-lived, net	252	328
Notes receivable, net of current portion	79	28
Deferred tax asset, net	4,756	5,342
Deferred contract charges, net of current portion	197	220
Total assets	$15,819	$14,237

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$359	$502
Accrued expenses	915	890
Operating lease liabilities, current	402	464
Deferred revenues, current	343	342
Total current liabilities	2,019	2,198

LONG-TERM LIABILITIES
Operating lease liabilities, net of current portion	555	958
Deferred revenues, net of current portion	543	690
Total liabilities	3,117	3,846

COMMITMENTS AND CONTINGENCIES (SEE NOTE I)

SHAREHOLDERS' EQUITY
Common stock, $0.01 par value; authorized 26,000,000 shares; issued 25,522,171 and 25,090,058 shares, respectively; outstanding 14,586,566 and 14,154,453 shares, respectively	255	251
Additional paid-in capital	37,563	37,729
Retained earnings	4,912	2,439
Treasury stock, at cost
Shares in treasury: 10,935,605 and 10,935,605 respectively	(30,028)	(30,028)
Total shareholders' equity	12,702	10,391

Total liabilities and shareholders' equity	$15,819	$14,237

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Year Ended
	June 30, 2024	June 25, 2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,473	$1,613
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of discount on short term investment	(50)	—
Impairment of long-lived assets and other lease charges	—	5
Stock-based compensation expense	149	345
Depreciation and amortization	135	141
Amortization of operating right of use assets	410	437
Amortization of intangible assets definite-lived	84	73
Non cash lease expense	46	—
Provision for credit losses	69	73
Deferred income tax	586	430
Changes in operating assets and liabilities:
Accounts receivable	(335)	763
Notes receivable	(119)	28
Deferred contract charges	30	7
Prepaid expenses and other current assets	37	(58)
Accounts payable - trade	(143)	(167)
Accrued expenses	25	(272)
Operating lease liabilities	(511)	(490)
Deferred revenues	(146)	(299)
Cash provided by operating activities	2,740	2,629

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(10,115)	—
Maturities of short term investments	5,220	—
Payments received on notes receivable	105	212
Proceeds from sale of assets	3	7
Purchase of intangible assets definite-lived	(8)	(169)
Purchase of property and equipment	(76)	(65)
Cash used in investing activities	(4,871)	(15)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	—	(4,979)
Taxes paid on issuance of restricted stock units	(311)	—
Payments on short term loan	—	(30)
Cash used in financing activities	(311)	(5,009)

Net decrease in cash and cash equivalents	(2,442)	(2,395)
Cash and cash equivalents, beginning of year	5,328	7,723
Cash and cash equivalents, end of year	$2,886	$5,328

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$—	$1
Income taxes (net of refunds)	$5	$87

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Fiscal Year Ended
	June 30, 2024	June 25, 2023
Net income	$2,473	$1,613
Interest (income) expense	(153)	1
Income taxes	619	537
Depreciation and amortization	219	214
EBITDA	$3,158	$2,365
Stock-based compensation expense	149	345
Severance	5	—
Impairment of long-lived assets and other lease charges	—	5
Franchisee default and closed store revenue	(156)	(13)
Adjusted EBITDA	$3,156	$2,702